SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

         Filed by the registrant  |X|

         Filed by a party other than the registrant  |_|

         Check the appropriate box:
         |X|      Preliminary proxy statement
         |_|      Definitive proxy statement
         |_|      Definitive additional materials
         |_|      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
         |_|      Confidential, for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))


                          Check Technology Corporation
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

          |X|  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
               14a-6(i)(2) or Items 22(a)(2) of Schedule A.

          |_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

          |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

               (1) Title of each class of securities to which transaction applies:

               (2) Aggregate number of securities to which transactions applies:

               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

               (4)  Proposed maximum aggregate value of transaction:

               (5)  Total fee paid:

          |_|  Fee paid previously with preliminary materials.

          |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               (1)  Amount previously paid:

               (2)  Form, Schedule or Registration Statement No.:

               (3)  Filing party:

               (4)  Date filed:




                          CHECK TECHNOLOGY CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 March 21, 1996

     Notice is hereby given that the Annual Meeting of Shareholders of Check Technology Corporation will be held at the offices of the Company, 12500 Whitewater Drive, Minnetonka, Minnesota 55343-9420 on Thursday, March 21, 1996 at 3:30 p.m., Central Standard Time, for the following purposes:

          1. To elect five directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected.

          2. To consider and act upon proposed amendment to the Company's Articles of Incorporation to increase the total number of authorized shares of Common Stock from 7,000,000 shares to 25,000,000 shares.

          3. To ratify and approve the selection of independent public accountants for the current fiscal year.

          4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on January 26, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.


                               By Order of the Board of Directors,


                               Thomas H. Garrett III
                               Secretary

St. Paul, Minnesota
January 31, 1996



TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.



                          CHECK TECHNOLOGY CORPORATION

                                 PROXY STATEMENT


     This Proxy Statement is furnished to the shareholders of Check Technology Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on March 21, 1996, or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to the solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the name of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

     Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; if not so revoked, the shares represented by such proxy will be voted. The Company's principal offices are located at 12500 Whitewater Drive, Minnetonka, Minnesota 55343- 9420, and its telephone number is (612) 939-9000. The mailing of this proxy statement to shareholders of the Company commenced on or about January 31, 1996.

     The total number of shares of capital stock of the Company outstanding and entitled to vote at the meeting as of January 26, 1996 consists of 6,138,335 shares of $.10 par value Common Stock (the "Common Stock"). Each share of Common Stock is entitled to one vote and there is no cumulative voting. Only shareholders of record at the close of business on January 26, 1996 will be entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

     Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated at the meeting to determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.



                         SECURITY OWNERSHIP OF PRINCIPAL
                           SHAREHOLDERS AND MANAGEMENT

     The following table includes information as of January 26, 1996 concerning the beneficial ownership of the holdings of Common Stock of the Company by (i) all persons who are known by the Company to hold five percent or more of the Common Stock of the Company, (ii) each of the directors of the Company, (iii) each executive officer named in the Summary Compensation Table below, and (iv) all directors and officers of the Company as a group.


Name and Address of                    Shares Beneficially    Percent of Class
Beneficial Owner                              Owned

Perkins Capital Management, Inc.            647,450(2)              10.5%
  730 East Lake Street
  Wayzata, MN 55391-1769

Austin W. Marxe                             628,000(3)              10.3%
  AWM Investment Company, Inc.
  153 East 53rd Street
  New York, NY 10022

Jay A. Herman (4) (5)                       171,500(6)               2.8%

Robert Reznick(4)                            88,691(7)               1.4%

Thomas H. Garrett III(4)                     16,666(8)                *

Gary R. Holland(4)                           10,000(9)                *

Oscar Victor(4)                              18,666(10)               *

Ian Jaggard(5)                               34,200(11)               *

Robert L. Bridigum(5)                        29,400(12)               *

All officers and directors
  as a group (9 persons)                    431,406(13)              6.8%

---------------------------
*        Less than 1%

(1) Except as otherwise indicated, all shares are beneficially owned and the sole voting and investment power is held by the person indicated.

(2) Sole dispositive power is exercised over such shares and sole voting power is exercised over 22,200 of the shares and no voting power is exercised over the remaining 625,250 shares.

(3) Includes 450,500 shares held by Special Situations Fund III, L.P. and 150,000 shares held by Special Situations Cayman Fund, L.P., of which AWM Investment Company has the right to sell 605,000 shares. The controlling shareholder and Chief Executive Officer of AWM Investment Company is Austin
     W. Marxe, who also individually owns 23,000 shares.

(4)  Serves as a director of the Company and has been nominated for reelection.

(5) Serves as an executive officer of the Company and appears in the Summary Compensation Table below.

(6) Includes options to purchase 91,500 shares which may be purchased within 60 days from the date hereof.

(7) Includes options to purchase 16,666 shares which may be purchased within 60 days from the date hereof.

(8) Includes options to purchase 4,666 shares which may be purchased within 60 days from the date hereof and 6,000 shares held by Mr. Garrett's spouse. Mr. Garrett disclaims beneficial ownership of such shares.

(9) Includes options to purchase 10,000 shares which may be purchased within 60 days from the date hereof.

(10) Includes options to purchase 15,326 shares which may be purchased within 60 days from the date hereof.

(11) Includes options to purchase 18,000 shares which may be purchased within 60 days from the date hereof.

(12) Includes options to purchase 15,000 shares which may be purchased within 60 days from the date hereof.

(13) Includes options to purchase 196,158 shares which may be purchased by officers and directors within 60 days from the date hereof.




                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Bylaws of the Company provide that at each annual meeting the shareholders shall determine the number of directors to serve during the following year. The Bylaws also authorize the Board to increase the number of directorships between annual meetings of shareholders. Management has recommended that the number of directors to be elected this year be set at five.

     The Board of Directors recommends that the shareholders elect the nominees named below as directors of the Company for the ensuing year. It is intended that the persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election as directors of the nominees named below. Each nominee is presently a director of the Company. Unless otherwise indicated, each nominee has held his present occupation as set forth below, or has been an officer with the organization indicated, for more than the past five years. Each nominee has indicated a willingness to serve, but in case any nominee is not a candidate at the meeting, for reasons not presently known to the Company, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion.

     Robert Reznick                       Chairman of the Board of Directors
     Director since 1986                  of Fidelity Bank, Edina, Minnesota
     Age -- 76

Mr. Reznick served as Chairman of the Board of Craig-Hallum Corporation, a holding company with interests in the securities and investment banking industries, from 1969 through June 1992. In June 1992 Craig-Hallum Corporation distributed its holdings of Company Common Stock to its shareholders.



     Jay A. Herman                        President of the Company
     Director since 1989                  since June 1989
     Age -- 48

Mr. Herman joined the Company as Executive Vice President and Chief Financial Officer in May 1988 and was promoted to President in June 1989. Prior to joining the Company, Mr. Herman was Vice President and Chief Financial Officer of Gelco Corporation's International Division. He held that post from 1986 to 1988. Between 1979 and 1986, Mr. Herman held the positions of Vice President of Administrative Services for Gelco Corporation and Director of Planning and Budgets for Gelco's Fleet Leasing Division. Before joining Gelco, Mr. Herman held several positions with General Mills.

     Thomas H. Garrett III                Partner in the law firm of
     Director since 1986                  Lindquist & Vennum P.L.L.P.
     Age -- 50                            Minneapolis, Minnesota

Mr. Garrett has been a member of the law firm of Lindquist & Vennum P.L.L.P. since 1970. He is also a director of St. Jude Medical, Inc., a manufacturer of medical devices.

     Gary R. Holland                      Managing Partner, Holland
     Director since 1992                  & Associates, a Minneapolis-
     Age -- 53                            based consulting firm

Mr. Holland previously served as President and Chief Executive Officer of DataCard Corporation, a Minneapolis, Minnesota-based manufacturer of plastic transaction cards, embossing and encoding equipment and transaction terminals, from 1982 to 1992. He is also Chairman of the Board of Directors of Datakey, Inc., a manufacturer of electronic security devices.

     Oscar Victor                         Chief Executive Officer of
     Director since 1986                  VIC Research and Development
     Age -- 75                            Company, a research and consulting
                                          company in Minneapolis, Minnesota

Mr. Victor serves on the Board of Directors of General Securities, Incorporated, a Minneapolis based mutual fund.


VOTE REQUIRED

     The affirmative vote of a majority of the shares represented at the meeting of the Company's Voting Stock is required for the election of the nominees.


                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                          THE ELECTION OF THE NOMINEES.

                    -----------------------------------------


     The Board of Directors met four times during fiscal 1995. The Board of Directors has two standing committees, the Executive Committee and the Audit Committee. The Executive Committee is currently composed of Messrs. Reznick and Herman. The Executive Committee met four times during fiscal 1995. The Executive Committee has the power of the Board and also acts as an advisory body to the Board by reviewing various matters prior to their submission to the Board. The Audit Committee is currently comprised of Messrs. Holland and Garrett. The Audit Committee met twice in fiscal 1995 and has met once since September 30, 1995 to review the 1995 audit and the recommendations of the Company's independent auditors. Among other duties, the Audit Committee reviews and evaluates significant matters relating to the audit and internal controls of the Company, reviews the scope and results of audits by, and the recommendations of, the Company's independent auditors and approves additional services to be provided by the auditors. The Committee reviews audited financial statements of the Company. Each director attended 75% or more of the meetings of the Board of Directors and Board Committees on which he served.

     The Company does not have a nominating committee or a compensation committee.

     The Check Technology Corporation 1991 Stock Plan (the "1991 Plan") provides for the automatic granting of a defined number of non-qualified options to non-employee directors. The 1991 Plan provides that each non-employee director who is first elected a director (whether by vote of shareholders or directors) shall receive an option to purchase 10,000 shares of the Company's Common Stock at such date. At the third anniversary date of an option grant a non-employee director who continues to serve as a member of the Board shall automatically be granted an option to purchase an additional 10,000 shares of Common Stock with the option price equal to the fair market value of the Company's Common Stock on such date. Messrs. Garrett, Reznick and Victor received options for 10,000 shares on March 14, 1994 at $4.38 per share and Mr. Holland received an option for 10,000 shares on December 30, 1995 at $9.63 per share. These options have ten-year terms and will be exercisable as to one-third of the shares subject to the option on each of the first three anniversary dates of the option grant.

     During fiscal 1995, directors were paid a fee of $1,000 for each meeting attended of the Board of Directors and $500 for each meeting attended of any committee on which they serve. No compensation for serving as a director was paid to Messrs. Herman or Garrett. Lindquist & Vennum P.L.L.P., of which Mr. Garrett is a partner, was paid for legal services rendered to the Company during fiscal 1995. It is anticipated that Lindquist & Vennum P.L.L.P. will continue to perform legal services for the Company.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ending September 30, 1995, 1994 and 1993, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Jay A. Herman, the Company's President and Chief Executive Officer, and each of the other executive officers of the Company whose total cash compensation exceeded $100,000 during 1995 (together with Mr. Herman, the "Named Executives"):


                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                        ANNUAL COMPENSATION                    COMPENSATION
                                                                        Restricted     Securities
                                                                           Stock       Underlying        All Other
Name and Position               Year        Salary($)       Bonus($)     Awards($)     Options(#)      Compensation($)

Jay A. Herman                   1995        $179,500       $103,000         0(1)              0         $1,875(2)
 President and Chief Executive  1994         171,774        145,950         0            62,500          1,875(2)
 Officer                        1993         164,015         86,429         0                 0          1,875(2)

Ian Jaggard                     1995        $103,466        $32,000         0(3)              0          1,293(2)
 Vice President - Marketing     1994          99,275         62,550         0                 0            910(2)
 and Sales Development          1993          95,000         37,041         0                 0              0

Robert L. Bridigum              1995          85,993         21,000         0(3)              0          1,033(2)
 Vice President -               1994          82,685         31,275         0                 0          1,071(2)
  Engineering                   1993          78,245         24,694         0                 0            942(2)


-------------------

(1) As of September 30, 1995, Mr. Herman held a total of 6,250 shares of restricted stock with a total dollar value of $46,485, based on the market value of such shares on September 30, 1995. Such shares vested on January 20, 1996.

(2) Reflects 401(k) matching contributions under the Company's Profit Sharing Plan.

(3) As of September 30, 1995, Messrs. Jaggard and Bridigum each held a total of 2,500 shares of restricted stock with a total dollar value of $18,593.75, based on the market value of such shares on September 30, 1995. Such shares vest on December 1, 1996.

STOCK OPTIONS AND EXECUTIVE LOAN PROGRAM

     The Company has two stock plans, the 1986 Stock Option Plan (the "1986 Plan") and the 1991 Plan. Both Plans are currently administered by the Board of Directors and each Plan authorizes the Board to appoint a committee of disinterested directors to administer such Plan. The Company did not grant any stock options to the Named Executives during the fiscal year ending September 30, 1995. In March 1995 the Board reviewed the status of the Company's outstanding stock options, noting that many of same would be expiring in 1995 and 1996. The Board determined that it wished to see all of the Company's executive officers exercise the maximum number of options granted to them without the need to sell all or part of such option shares in order to raise the cash necessary to permit the exercise and the appropriate tax withholding. Following such review, the Board adopted the Executive Option Exercise Loan Program, the purpose of which was to more closely align the goals and motivation of selected executives with those of other Company shareholders and to provide a long-term capital accumulation opportunity. Pursuant to such Program, Mr. Herman borrowed $145,538 from the Company in May, 1995 for the purpose of exercising 40,000 options. The rate of interest paid under Mr. Herman's promissory note at September 30, 1995 was 5.85% and Mr. Herman's obligation to the Company at that date was $148,962. The promissory note is secured by the shares acquired and is with full recourse to Mr. Herman. No other Program loans were made in fiscal 1995.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Named Executives concerning the exercise of options during 1995 and unexercised options held as of September 30, 1995:

          AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                                                               VALUE OF UNEXERCISED
                                                            NUMBER OF UNEXERCISED OPTIONS          IN-THE-MONEY
                   SHARES ACQUIRED                                 AT FY-END (#)             OPTIONS AT FY-END ($)(2)
    NAME           ON EXERCISE (#)  VALUE REALIZED ($)(1)    EXERCISABLE  UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE

Jay A. Herman           40,000            175,000              91,500         50,000        $437,219        $103,125

Ian Jaggard               N/A               N/A                18,000              0          86,938               0

Robert L. Bridigum        N/A               N/A                15,000              0          74,063               0


-------------------

(1) Based on the difference between the exercise price and the market value at the date of exercise.

(2) Based on a market price of $7.44 per share for the Company's Common Stock as of September 30, 1995.

     As of September 30, 1995, there were outstanding options to purchase 337,910 shares of the Company's Common Stock at prices ranging from $1.75 to $5.375 per share at an average per share exercise price of $3.165 and the expiration dates of said options ranged from March 16, 1996 to September 28, 2004. As of September 30, 1995, there were 18 people participating in the 1986 and 1991 Plans. An additional 420,410 shares are reserved for future granting under the 1986 and 1991 Plans.

EMPLOYMENT AGREEMENTS

     Effective October 1, 1994, the Board approved a new Employment Agreement for Mr. Herman with a term through September 30, 1999. Under the agreement, Mr. Herman receives a minimum base salary of $179,500 and is eligible for fringe benefits made available to executive officers of the Company. The agreement also provides that, if Mr. Herman's employment is terminated (1) by the Company for reasons other than death, retirement, disability or "Cause;" or (ii) by Mr. Herman for "good reason," following a "change in control" as defined in the agreement, then the Company shall pay a severance payment equal to the greater of $538,500 or three times Mr. Herman's full compensation (base plus incentive compensation and other items) during the period prior to the termination. In general, a change in control would occur when there has been a change in the controlling persons reported in the Company's proxy statement, when 30% or more of the Company's outstanding voting stock is acquired by any person, or when the current members of the Board of Directors or their successors, elected or nominated by such members, cease to be a majority of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The full Board of Directors of the Company acts as the Compensation Committee. Jay A. Herman, the President of the Company, served on the Board of Directors during 1995.

REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executives are made by the entire Board of Directors. The following report shall not be deemed incorporated by reference into any filing under the Securities Exchange Act of 1933 or the Securities Exchange Act of 1934.

     The Company uses various compensation surveys and outside consultants to develop its compensation strategy and plans. The Board also refers to such surveys for executive compensation purposes. The Board has not used outside consultants to prepare specific studies but the Board would be free to do so in the exercise of its independent judgment.

     There are four components to the Company's executive compensation program:
(1) base salary; (2) bonus; (3) stock option; and (4) profit sharing/retirement. The compensation philosophy of the Company is to be competitive with comparable and directly competitive companies to attract and motivate highly qualified employees. To this end, the Board has adjusted the mix of the compensation components from year to year according to survey data and the Company's performance. While the Company's financial performance is one of the primary factors in setting compensation, another important factor has been the Company's development initiative with respect to the Imaggia product line.

     Base Salary. Executive base salaries are adjusted annually in September based on cost of living adjustments. Historically, base compensation increases have rarely exceeded 5%. Exceptions have been made in cases where job skills, performance and competitive salary information justify same.

     Bonus. The Board annually approves executive bonuses based upon the achievement of predetermined earnings and development objectives the Board believes are critical to the Company's long-term progress. Bonuses are payable to deserving executives, managers and key employees based upon the recommendation of the Chief Executive Officer. The full Board approves the Chief Executive Officer's share of the bonus pool.

     Stock Options. The Company's current stock option plans include executives, managers and key employees. Stock options have been granted periodically by the Board of Directors. The Company's 1991 Plan allows the grant of options, both incentive and non-qualified, as well as restricted and deferred stock awards. Restricted stock grants have been used sparingly with the last of such grants being made in 1992. The Company's option grants and restricted stock awards are subject to time vesting in 20%--25% annual increments commencing on the first anniversary of the date of grant. No option grants or restricted stock awards were made in fiscal 1995. The Board adopted the Company's Executive Option Exercise Loan Program in 1995. See, "Stock Options and Executive Loan Program" above.

     Profit Sharing/Retirement. The Company sponsors a 401(k) Plan for U.S. employees, including executives, under which the Company partially matches employee contributions at a proportion set by the Company. The Board approves the corporate matching formula for all employees.

     Chief Executive Compensation. Mr. Herman's compensation for the period 1993 -- 1995 is shown in the summary compensation table above. The Board of Directors believes that Mr. Herman has managed the Company extremely well in a difficult competitive environment and that his compensation is consistent with this evaluation. Mr. Herman has been subject to employment agreements with the Company since 1990. The Agreement (described in "Employment Agreements" set forth above) provides that the Board may increase Mr. Herman's base salary from time to time as it deems advisable.

                 Submitted by the Company's Board of Directors:

                            Robert Reznick, Chairman
                            Thomas H. Garrett
                            Jay A. Herman
                            Gary R. Holland
                            Oscar Victor.

STOCK PERFORMANCE

     The graph below sets forth a comparison of the cumulative shareholder return of the Company's Common Stock over the last five fiscal years with the cumulative total return over the same periods for the ____________________(the ________Index") and the _____________________________________ Index (the
___________________ Index"). The graph below compares the cumulative total return of the Company's Common Stock over the last five fiscal years assuming a $100 investment on October 1, 1990 and assuming reinvestment of all dividends. This graph shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

                [to be filed with the definitive proxy statement]


                                   PROPOSAL 2

                         TO APPROVE AN AMENDMENT TO THE
                       COMPANY'S ARTICLES OF INCORPORATION


     The Board of Directors has approved, and recommends that shareholders vote in favor of, an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 7,000,000 shares to 25,000,000 shares. At January 26, 1996, 6,138,335 shares of Common Stock were issued and outstanding. In addition, an aggregate of 758,320 shares of Common Stock were reserved for future grant or for issuance upon the exercise of outstanding stock options and warrants. Therefore, 103,345 shares of Common Stock are currently available for corporate purposes.

     The Company's Articles of Incorporation also authorizes (i) 1,000,000 shares of Series A Preferred Shares, $.10 par value per share, of which none are issued and outstanding, (ii) 1,200,000 shares of Series B Convertible Preferred Shares, $.10 par value per share, of which none are issued and outstanding, and
(iii) 800,000 undesignated shares. The number of authorized shares of Series A and Series B Preferred Shares and the undesignated shares are not being amended pursuant to this Proposal.

     The Company has no present plans, understandings or agreements for the issuance or use of the proposed additional shares of Common Stock. However, the Board of Directors believes the Company needs additional authorized shares to provide the Company with the flexibility, as the need arises, to use Common Stock, or securities convertible into Common Stock, without the expense and delay of a special shareholders' meeting, for any future equity financings, acquisitions, stock dividends or stock splits, and for other purposes. Such activities could require more shares of Common Stock than are available to the Company. The newly authorized Common Stock would be identical to the existing authorized Common Stock in all such respects.

     The increase in authorized Common Stock will not have any immediate effect on the rights of existing shareholders. To the extent that the additional authorized shares are issued in the future in a transaction other than in a stock split or stock dividend, the existing shareholders' percentage equity ownership will decrease and, depending on the price at which shares are issued, could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock. The holders of Common Stock have no preemptive rights. The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the shareholders by diluting the stock ownership or voting rights of a person seeking to obtain control of the Company.

     Approval of the amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote at the meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE
                         FOLLOWING PROPOSED RESOLUTION:

     RESOLVED, that Article 3.01 of the Articles of Incorporation of the Company be amended to read as follows:

          The total number of shares of stock which this Corporation shall have authority to issue is 28,000,000 shares, divided into 25,000,000 shares of Common Stock, $.10 par value per share, 1,000,000 shares of Series A Convertible Preferred Shares, $.10 par value, 1,200,000 shares of Series B Convertible Preferred Shares, $.10 par value, and 800,000 undesignated shares.



                                   PROPOSAL 3

                              APPROVAL OF AUDITORS

     Ernst & Young LLP, independent public accountants, have been auditors for the Company since its inception. They have been reappointed by the Board of Directors, upon recommendation of the Audit Committee, as the Company's auditors for the current fiscal year and shareholder approval of the appointment is requested. In the event the appointment of Ernst & Young LLP is not approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest feasible time.

     A representative of Ernst & Young LLP will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF ERNST & YOUNG LLP.


                              SHAREHOLDER PROPOSALS

     The rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The Check Technology Corporation 1997 Annual Meeting of Shareholders is expected to be held on or about March 15, 1997 and proxy materials in connection with that meeting are expected to be mailed on or about January 31, 1997. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before October 15, 1996.


                                     GENERAL

     The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

     Pursuant to Section 16(a) under the Securities Exchange Act of 1934, executive officers, directors and 10% shareholders of the Company are required to file reports on Forms 3, 4 and 5 of their beneficial holdings and transactions in the Company's Common Stock. During fiscal 1995, all such reports were filed in a timely manner.

     The Annual Report of the Company for the past fiscal year is enclosed herewith and contains the Company's financial statements for the fiscal year ended September 30, 1995. A copy of Form 10-K, the Annual Report filed by the Company with the Securities and Exchange Commission, will be furnished without charge to any shareholder who requests it in writing from the Company, at the address noted on the first page of this Proxy Statement.

                                            BY THE ORDER OF THE
                                            BOARD OF DIRECTORS

                                            Thomas H. Garrett III
                                            Secretary



                          CHECK TECHNOLOGY CORPORATION
                      PROXY SOLICITED BY BOARD OF DIRECTORS
                     For the Annual Meeting of Shareholders
                                 March 21, 1996

     The undersigned hereby appoints Robert Reznick and Thomas H. Garrett III, or either of them, proxies with full power of substitution to vote all shares of stock of Check Technology Corporation of record in the name of the undersigned at the close of business on January 26, 1996, at the Annual Meeting of Shareholders to be held in St. Paul, Minnesota on March 21, 1996, or at any adjournment or adjournments thereof, hereby revoking all former proxies:

1.   ELECTION OF DIRECTORS.

     FOR all nominees listed below               WITHHOLD AUTHORITY
     (except as indicated to the                 to vote for nominees
     contrary)  /  /                             listed below  /   /


     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

     Robert Reznick, Jay A. Herman, Thomas H. Garrett III, Gary R. Holland and Oscar Victor

2. PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

            ____ FOR              ____ AGAINST              ____ ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

            ____ FOR              ____ AGAINST              ____ ABSTAIN

4.   IN THEIR DISCRETION, UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE MATTERS SUMMARIZED ABOVE UNLESS OTHERWISE SPECIFIED.

                                            Dated________________________, 1996
                                            ___________________________________
                                            ___________________________________

                                            Please sign name(s) exactly as shown
                                            at left. When signing as executor,
                                            administrator, trustee or guardian,
                                            give full title as such; when shares
                                            have been issued in names of two or
                                            more persons, all should sign.